EXHIBIT 23(C)


                            BOWLING, FRANKLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              1207 CHARLES STREET
                         FREDERICKSBURG, VIRGINIA 22401
                                 (703) 373-8973
                                FAX 703-371-5391



                                 August 1, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                     Fredericksburg National Bancorp, Inc.
                     -------------------------------------

Gentlemen:

     We were previously principal accountants for Fredericksburg National Bancorp, Inc. and reported on the consolidated financial statements of the corporation and its subsidiaries as of and for the years ended December 31, 1992 and 1991. On May 6, 1993, Bowling, Franklin & Co. was terminated as accountants for the Corporation.


     We have read the statements included under the section captioned "Experts" in the Form S-4 Registration Statement in its current form as of the date hereof, such statements relating to the above-referenced termination, and we agree with such statements. We consent to the reference to us as experts therein and to the use in this Registration Statement of our report dated January 28, 1993.


                                          Very truly yours,

                                          BOWLING, FRANKLIN & CO.


                                          /s/ HARRY B. F. FRANKLIN, JR.
                                          -----------------------------


                                          HARRY B. F. FRANKLIN, JR., CPA

cc: William E. Milby
    Fredericksburg National Bancorp, Inc.